EXHIBIT 5.1

OTEMACHI PARK BUILDING 1-1-1 OTEMACHI, CHIYODA-KU TOKYO 100-8136, JAPAN TEL: 81-3-6775-1000

September 9, 2022

Lead Real Estate Co., Ltd

6F, MFPR Shibuya Nanpeidai Building 16-11

Nampeidai-cho, Shibuya-ku

Tokyo, 150-0036, Japan

Ladies and Gentlemen:

We have acted as Japanese counsel to Lead Real Estate Co., Ltd (the "Company") with respect to the laws of Japan in connection with the Registration Statement on Form F 1 which the Company initially filed with the United States Securities and Exchange Commission (the "Commission") on August 11, 2022, as amended by amendment No. 1 thereto filed on September 9, 2022 (the "Registration Statement") to register under the United States Securities Act of 1933, as amended (the "Securities Act"), up to 2,300,000 ordinary shares of the Company (including up to 300,000 ordinary shares of the Company issuable upon exercise by the underwriters of their over-allotment option) (the "Shares") in the form of American Depositary Shares.

Upon the request by the Company, we are furnishing our opinion to be filed as Exhibit 5.1 to the Registration Statement.

For such purpose, we have examined, among other things, the following documents:

(a)	certified copies of the Articles of Incorporation, the Regulations of the Board of Directors and the Share Handling Regulations of the Company;

(b)	a certified copy of the Commercial Register of the Company, dated September 8, 2022;

(c)	certified copy of the minutes of the meeting of the Board of Directors of the Company held on September 9, 2022;

(d)	a conformed copy of the Registration Statement and all exhibits thereto;

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(e)	a form of the Underwriting Agreement to be entered into between the Company and the Underwriters named therein (the "Underwriting Agreement"); and

(f)	forms of the notices concerning the offering of shares, etc., the share subscription forms, and the notices concerning share allocation, prepared in respect of the Shares.

We have also examined such other documents and considered such questions of law and have made such other investigations as we have considered necessary or appropriate for the purpose of rendering the opinion hereinafter set forth.

In our examination of the documents referred to above, we have also assumed, without independent investigation, the genuineness of all signatures and seal impressions, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of the originals of such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based on the foregoing and subject to the qualifications and limitations stated herein, we are, as of the date hereof, of the opinion that the Shares have been duly and validly authorized by the Company and, when issued and delivered following application for subscription thereof and payment therefor as provided in the Underwriting Agreement and the Registration Statement and the relevant resolutions of the meeting of the Board of Directors of the Company referred to in (c) above, will be validly issued in accordance with the laws and regulations of Japan, fully paid and non-assessable.

The foregoing opinion is limited solely to matters of the laws of Japan currently in force, and we do not express or imply any opinion on the laws of any other jurisdiction.

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We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours very truly,

ANDERSON MŌRI & TOMOTSUNE

By:	/s/ Hirohito Akagami
Hirohito Akagami
Partner

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